STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of January 19, 2007, is by and between Frontier Micro-Cap Fund, a Maryland corporation ("PURCHASER"), and The Small Business Company, Inc., a Delaware corporation ("SELLER") (collectively, the "PARTIES").

WITNESSETH

        WHEREAS, SELLER has offered for sale to PURCHASER shares of common stock of SELLER (the "Shares") at a purchase price of $0.25 per Share.

        WHEREAS, SELLER desires to sell to PURCHASER and PURCHASER desires to purchase from SELLER, 40,000 Shares upon the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

        1.1    Sale of the Shares.    Upon execution of this Agreement (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Shares.

        1.2    Instruments of Conveyance and Transfer.    As soon as practicable after the Closing, SELLER shall deliver a certificate or certificates representing the Shares of SELLER to PURCHASER sufficient to transfer all right, title and interest in the Shares to PURCHASER.

        1.3    Consideration and Payment for the Shares.    In consideration for the Shares, PURCHASER shall pay a purchase price of a total of ten thousand dollars($10,000.00) ($0.25 per Share) ("Purchase Price").

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

        2.1   SELLER hereby represents and warrants that:

        (a)   The Shares issued hereunder (the "Shares") have been duly authorized by the appropriate corporate action of SELLER.

        (b)   SELLER shall transfer title, in and to the Shares to PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

        (c)   As soon as practicable after the Closing Date, SELLER shall deliver to PURCHASER a certificate or certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide substantially as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

        (d)   PURCHASER acknowledges that the Shares will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from SELLER and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

        (e)   The Company is obligated to register the Shares in any registration statement filed by the Company with the Securities and Exchange Commission after the Closing Date, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public, so that holders of the Shares shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter of said registration statement (the "Piggyback Registration Right").

        (f)   PURCHASER acknowledges and agrees that SELLER makes no other representations or warranties with respect to the Shares or the SELLER.

        2.2   PURCHASER represents and warrants to SELLER as follows:

        (a)   PURCHASER has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by SELLER of the size contemplated. PURCHASER represents that PURCHASER is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. PURCHASER has had a full opportunity to inspect the books and records of the SELLER and to make any and all inquiries of SELLER officers and directors regarding the SELLER and its business as PURCHASER has deemed appropriate.

        (b)  PURCHASER is an entity duly organized, validly existing and in good standing under the laws fo the jurisdiction of its organization with full rights, corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by PURCHASER of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of PURCHASER. This Agreement has been duly executed by PURCHASER and when delivered in accordance with the terms hereof, will constitute the valid and legally binding obligation of PURCHASER, enforceable in accordance with its terms.

(c)   PURCHASER is an "Accredited Investor" as defined in Regulation D of the Securities Act of 1933 (the "Act") or PURCHASER, either alone or with PURCHASER's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by SELLER or any affiliate or selling agent of SELLER, directly or indirectly, has sufficient knowledge and experience in financial and business matters that PURCHASER is capable of evaluating the merits and risks of an investment in the Shares offered by SELLER and of making an informed investment decision with respect thereto and has the capacity to protect PURCHASER's own interests in connection with PURCHASER's proposed investment in the Shares.

        (d)   PURCHASER is acquiring the Shares solely for PURCHASER'S own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

        (e)   PURCHASER will not sell or otherwise transfer the Shares without registration under the Act or an exemption there from and fully understands and agrees that PURCHASER must bear the economic risk of PURCHASER'S purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

ARTICLE 3
MISCELLANEOUS

        3.1    Entire Agreement.    This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

        3.2    Notices.    Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

        3.3    Waiver and Amendment.    Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

        3.4    Choice of Law.    This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

        3.5    Jurisdiction.    The parties submit to the jurisdiction of the Courts of the County of San Diego, State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

        3.6    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

        3.7    Attorneys' Fees.    Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

        3.8    Taxes.    Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

SELLER
The Small Business Company, a Delaware Corporation

/s/ Stuart Shreiber
_______________________________
By: Stuart Schreiber
President & CEO

PURCHASER
Frontier Micro-Cap Fund, a Maryland Corporation

/s/ Joel Blumenschein
_______________________________
By Joel Blumenschein
Title: Portfolio Manager, President & Advisor
Tax ID: 39-1714574